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                                                                    EXHIBIT 10-2



                                [ESSENTUS LOGO]
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                      ESSENTUS SOFTWARE LICENSE AGREEMENT

                     THIS AGREEMENT WILL ENTER INTO EFFECT
                         UPON SIGNATURE OF BOTH PARTIES


                         McNAUGHTON APPAREL GROUP INC.





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                           ESSENTUS INTERNATIONAL INC.

                           Software License Agreement
                                    Contents

       1.     Software License Agreement

       2.     Software License Terms And Conditions

       3.     Exhibit 1.3 - Software Applications

       4.     Exhibit 2.2 - Software Support Agreement

       5.     Exhibit 3.4 - Payment Schedule


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                           ESSENTUS INTERNATIONAL INC.

                            1430 Broadway, 14th Floor
                            New York, New York 10018

                       ESSENTUS SOFTWARE LICENSE AGREEMENT

The Licensee identified below ("Licensee") and Essentus International Inc. ("Essentus") have entered into this Software License Agreement (the "Agreement") as of the Effective Date set forth below.

Licensee Name:                       McNaughton Apparel Group Inc.
                                     ------------------------------------------
Billing/Notice Address:              463 Seventh Avenue
                                     ------------------------------------------
                                     New York, NY  10018
                                     ------------------------------------------
                                     Attn:  Don George
                                     ------------------------------------------
Telephone/Fax:                       (212) 947-2960 ext.  350
                                     ------------------------------------------

Effective Date:
                                     ------------------------------------------

Agreement Reference Number :  L-
                             -------

This Cover Page and the attached Software License Terms and any duly initialled Exhibits thereto (including without limitation Exhibit 1.3 - Licensed Applications and Fees; Exhibit 2.2 - Software Support Agreement and Exhibit 3.4
- Payment Schedule) are incorporated into and made a part of this Agreement as of the Effective Date set forth above. In the event the Effective Date is not identified above, the Agreement shall be effective as of the last date of signature of the parties hereto. Additional documents, schedules, exhibits and addenda may be incorporated into and made a part of this Agreement upon the written consent of the parties.

The parties hereby acknowledge that they have read and understand this Agreement and all exhibits and addenda hereto, and agree to all terms and conditions stated herein and attached hereto.

ESSENTUS INTERNATIONAL INC.:                                     LICENSEE:
By:              /s/ 'Scott Miller                               By:               /s/ Amanda Bokman
         ----------------------------------                              ------------------------------------
Name:                                                            Name:
         ----------------------------------                              ------------------------------------
Title:                                                           Title:
         ----------------------------------                              ------------------------------------
Date:                                                            Date:
         ----------------------------------                              ------------------------------------

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                           ESSENTUS INTERNATIONAL INC.
                           SOFTWARE LICENSE AGREEMENT
                              TERMS AND CONDITIONS


1.       DEFINITIONS

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the meanings indicated below:

         1.1 "AGREEMENT" means this Essentus Software License Agreement, including all exhibits and schedules hereto, and which may hereafter be added hereto with the consent of Licensee and Essentus.

         1.2 "APPLICATION SPECIFIC THIRD PARTY SOFTWARE" means Third Party Software license through Essentus which may solely be used by Licensee in conjunction with the Essentus Software.

         1.3 "DOCUMENTATION" means technical manuals and other documentation relating to the use of the Software delivered to Licensee with the Essentus Software by Essentus upon or following execution hereof.

         1.4 "EMPLOYEES" means employees, agents, subcontractors and consultants of Essentus or Licensee, as the case may be.

         1.5 "GRACE PERIOD" means the thirty (30) days following delivery of the Essentus Software to Licensee.

         1.6 "HARDWARE" means the computer hardware, peripherals and operating system software provided by or for Licensee, consisting of a single CPU or network of linked CPU's at a single location.

         1.7 "LICENSE" means the rights and licenses granted by Essentus under Section 3.2.1, or 4.3.2, subject to the license exclusions as set forth in Section 3.5.

         1.8 "ESSENTUS SOFTWARE" means the software, that performs in accordance with the Documentation and containing the Software Applications listed on Exhibit 1.3. The Essentus Software includes Documentation provided by Essentus.

         1.9 "ESSENTUS SOFTWARE SPECIFICATIONS" means the system design specifications for the Essentus Software. Title to copyright in and all other rights to the Essentus Software specifications are and remain with Essentus.

         1.10 "SOFTWARE" means the Essentus Software and the Third Party Software, collectively.

         1.11 "THIRD PARTY SOFTWARE" means the third party software programs referred to in Section 4.3 and identified on Exhibit 1.3 hereof, in object code format only, including any accompanying documentation.

         1.12 "WARRANTY PERIOD" means the sixty (60) day period commencing after the Grace Period.

2.       DESCRIPTION OF SERVICES PROVIDED BY ESSENTUS

         2.1      Review of Essentus Software

                  2.1.1 System design review, training, installation assistance, and software developments, if any, requested by Licensee to the Essentus Software are not covered by this Agreement and no obligations on the part of Essentus to do or provide any of the foregoing by Essentus are to be implied by this Agreement. In the event services are provided by a third party, notwithstanding any Essentus recommendation, referral or introduction, Essentus has no liability with respect to any claims relating to or arising from any and all services provided by a third party to Licensee.

                  2.1.2 While Essentus can deliver the Essentus International Software prior to December 31, 1999, Essentus does not represent or warrant that:

                           2.1.2.1 The Essentus Software remedies Year 2000 compliance issues that may otherwise affect Licensee's computer or information systems; or


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                           2.1.2.2  Any of the services to the Essentus Software
                           described in 2.1.1 above can be provided in time to resolve or remedy Year 2000 compliance issues that may be affecting some of Licensee's current computer or software information systems.

                  Licensee assumes the risks associated with 2.1.2.1 and 2.1.2.2 above and assumes full responsibility for ensuring that an alternative plan is in place in the event that the Essentus Software is not functional on Licensee's system in time for potential Year 2000 related issues.

         2.2      Software Support Services

                  2.2.1 Essentus will provide and Licensee agrees to accept software support services, as described in Exhibit 2.2, in consideration of the annual maintenance fee set forth in
                  Exhibit 2.2. Licensee will be provided with object code only for any updates delivered to Licensee as part of the software support services.

3.       TITLE, LICENSE AND LICENSE FEES

         3.1      Title and Risk for Loss

                  3.1.1 All rights, title and interest in the Software (other than the rights of Third Party Software suppliers), and in any updates, modifications, enhancements, and software developments and additions thereto, as may be provided from time to time by Essentus, as well as all copyright, patents, trade secrets and other intellectual property rights therein, shall remain with Essentus and all risk for loss prior to delivery shall be borne by Essentus. The Software is supplied by Essentus F.O.B. Essentus premises. Upon the delivery of the Software to a common carrier, Licensee shall have all responsibility for all risk of loss of, or damage to the Software and shall arrange for all policies of insurance in respect thereof. Nothing in this Agreement shall be construed as transferring to Licensee any rights, title or interest in the Software other than pursuant to the License granted herein.

         3.2      License

                  3.2.1 Provided Licensee is not in default, Essentus hereby grants Licensee a perpetual, non-exclusive, irrevocable (save in the case of default), non-transferable license, without right to sublicense, to use the Software in object code format, subject to the provisions of this Agreement.

                  3.2.2 Licensee may use the Software for as long as it desires for its intended use within its own company on the initial Hardware or, with the written consent of Essentus, on any upgraded or replacement hardware. Licensee shall take all reasonable steps to protect the proprietary nature of the Software and shall not copy, disclose or allow use of the Software or any part thereof for any purpose whatsoever other than as is necessary in the performance of its normal business. Licensee shall not:

                           3.2.2.1  permit any third party to use the Software;

                           3.2.2.2 use the Software in the operation of a service bureau or to assist any third party.

                           All applicable patents, copyrights, trademarks, trade
                  secrets and intellectual rights in the Software and any updates, modifications or enhancements made by Licensee or Essentus are and shall remain the property of Essentus.

                  3.2.3 Licensee shall not sell, transfer, distribute, market, rent, lease, publish, display or otherwise make available the Software or Documentation to others. Licensee agrees to secure and protect the Software and Documentation and copies in a manner consistent with the maintenance and protection of Essentus's rights therein and to take appropriate action by instruction or agreement with its Employees or others who are permitted access to the Software and to each program or software application. All copies of the Software made by Licensee and other programs developed, including all corrections, modifications, improvements, enhancements or derivatives of the Software made by or for Licensee, translations, compilations and partial copies, as well as all copyright, patents, trade secrets and other intellectual property rights therein are the property of Essentus. Licensee is permitted to make copies of the Software for back-up and archival purposes only.

         3.3      No Rights Prior to Payment

                  3.3.1 Notwithstanding the foregoing, Licensee shall have no right to use, other than for purposes of testing and


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                  training, any component of the Software until it has paid for such component in accordance with the provisions of this Agreement.

         3.4      License Fees and Limitations On Use

                  3.4.1 Licensee shall pay the License fees in the amounts set forth in Exhibit 1.3, and at the times set forth in
                  Exhibit 3.4 hereto.

                  3.4.2 All amounts owed under this Agreement shall be due and payable within thirty (30) days of the date of Essentus's invoice other than the amounts stipulated in Exhibit 3.4, Sections 1(a) and 2(a), which shall be due and payable upon execution hereof. Overdue payments shall bear interest at the lesser of one and one-half percent (1.5%) per month, or the maximum rate allowed under applicable law.

                  3.4.3 Essentus reserves the right to include means within the Software to limit Licensee's use of the Software to the Licensed number of users. Licensee shall maintain records regarding Licensee's use of the Software and shall make such information available to Essentus upon request and such records shall be subject to audit by Essentus on reasonable notice to Licensee.

         3.5      License Exclusions

                  3.5.1 Except as expressly authorized herein, Licensee shall not:

                           3.5.1.1  reverse compile, reverse assemble,
                           disassemble, translate or otherwise reverse engineer all or any portion of the Software;

                           3.5.1.2 disclose the results of Software performance benchmarks to any third party without Essentus's prior written consent;

                           3.5.1.3 use or permit the use of the Software by more than the maximum number of users in respect of which Licensee is paying License fees contemplated by
                           Exhibit 1.3.

4.       GENERAL

         4.1      Parallel Run

                  4.1.1 The installation of a new data processing system requires that for each new application being implemented, the old system be run in parallel until such time that Licensee's management is satisfied with the accuracy of the new system. It is the responsibility of Licensee's management to satisfy itself that the Software is satisfactory and suitable for its business purposes before the Software is run in a live environment. The period during which the parallel runs take place creates an extra work load on Licensee's staff and could result in overtime and extra staff costs.

         4.2      Internal Controls

                  4.2.1 It is Licensee's responsibility to exercise all the internal control procedures required in a computer environment. Internal control procedures must be exercised over such areas as computer input, computer output, segregation of duties, approval, etc. Licensee acknowledges that internal control cannot totally eliminate the possibility of fraud or embezzlement.

         4.3      Third Party Software

                  4.3.1 Third Party Software products are software products other than those elements of software developed by Essentus. Notwithstanding any Essentus recommendation, referral or introduction, Licensee will have sole responsibility for determining suitability for use and obtaining proper license rights of Third Party Software products. Essentus has no liability with respect to any claims relating to or arising from the use by Licensee of Third Party Software or any other third party products or software.

                  4.3.2 For certain Third Party Software licensed through Essentus, Essentus grants Licensee a limited use, non-exclusive, non-transferable License without right to sublicense to use the Third Party Software within its
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                           own company on the Hardware, which License licensee
                           hereby accepts. Essentus may, upon payment of appropriate Third Party support fees as set forth in
                           Exhibit 1.3, billed on an annual basis, payable in advance, provide first line technical support and update services. This would include:

                           4.3.2.1 Distribution of software updates as may be generally provided by the Third Party Software supplier to supported licensees and, at an additional fee, distribution of software upgrades available by the Third Party Software supplier for its licensees. Additional charges may be required for installation of software or related services.

                           4.3.2.2 Assisting with problems with the Third Party Software if they should occur and working with the Third Party Software suppliers to attempt to obtain corrections to these problems.

         4.4      Substitutions and Modifications

                  4.4.1 Essentus reserves the right to make substitutions and modifications to the Software that do not materially adversely affect the performance of the Software.

         4.5      Taxes

                  4.5.1 Licensee shall pay or reimburse Essentus upon demand for any and all applicable state, federal, and/or local taxes howsoever designated arising from or based upon the fees charged by Essentus including any sales and/or use tax, value added tax, property tax, (excluding only taxes based on Essentus's taxable income) and related interest and penalties, if any, imposed by any taxing authority at any time.

         4.6      Confidentiality

                  4.6.1 Essentus and Licensee agree to treat and to cause Essentus Employees and auditors and Licensee's Employees and auditors respectively to treat as confidential any and all information which they may communicate to one another from time to time during the term of this Agreement regarding the conduct of their respective businesses including but not limited to the terms and conditions of this Agreement and any Addendum, Amendment, Exhibit, Schedule and documentation thereto and each of Essentus and Licensee undertakes not to use for itself or disclose any such information to any other person, firm or corporation.

         4.7      Essentus Employees

                  4.7.1 Licensee agrees not to hire, directly or indirectly, any Essentus Employees during the project or for a period of one year after the last work is completed on the project. If Licensee does employ, either directly or indirectly any such individual, then in order to compensate Essentus for the costs of training and acquiring such personnel, Licensee agrees to pay to Essentus a fee equivalent to one year compensation of the Essentus Employees so hired. Such sum will be by way of liquidated damages and shall be due and payable upon the termination of such person's employment or service with Essentus.

         4.8      Binding Effect

                  4.8.1 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors, executors, administrators and permitted assigns.

5.       WARRANTIES AND LIMITATIONS OF ESSENTUS LIABILITY

         5.1      Specific Warranties and Limitation of Warranties

                  5.1.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, ESSENTUS MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE FOLLOWING WARRANTIES ARE IN LIEU OF THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

                  5.1.2 Essentus cannot guarantee a specific result, an error free system or a specific cost saving. Essentus does not warrant that the operation of the Software will be uninterrupted or error free or that all Software errors will be corrected.


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                  Licensee agrees to assume these risks as to the result
                  including the responsibility for testing and implementing the Software.

                  5.1.3 In the event that, during the Warranty Period, any Essentus Software errors shall appear, provided such errors are a deficiency of the Essentus Software to perform materially in accordance with the Documentation. Essentus will use commercially reasonable efforts to correct any such deficiencies.

                  5.1.4 Essentus does not warrant the Software against faulty performance due to operator errors, power failures, file overflows, equipment malfunctions, failure of operating systems, failure of compilers or interpreters, failure of utilities or of software not authored (written) by Essentus or any other causes beyond the reasonable control of Essentus. Licensee shall pay Essentus's standard rates for services performed by Essentus to correct such data and/or program defects.

                  5.1.5 The responsibility of Essentus under this Agreement shall be limited to commercially reasonable efforts to correct program defects in the Essentus Software if informed of defects by Licensee during the Warranty Period. Any claim by Licensee that a defect exists in the Software shall not excuse Licensee from the performance of its obligations under this Agreement.

                  5.1.6 ESSENTUS DISCLAIMS ANY AND ALL LIABILITY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE INCURRED BY LICENSEE OR ANY THIRD PARTY ARISING OUT OF THE USE OR OPERATION OF THE SOFTWARE PROVIDED TO LICENSEE WHETHER IN AN ACTION FOUNDED IN CONTRACT, TORT OR OTHERWISE, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS ADVISED ESSENTUS OF THE POSSIBILITY OF SUCH DAMAGES. ESSENTUS'S LIABILITY FOR DAMAGES HEREUNDER FOR ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE AMOUNTS RECEIVED FROM LICENSEE WITH RESPECT TO THE PARTICULAR SOFTWARE MODULE WHICH GIVES RISE TO THE LIABILITY OR IN THE AGGREGATE, THE AMOUNTS RECEIVED BY ESSENTUS FOR THE ESSENTUS SOFTWARE. THE FEES PROVIDED FOR THIS AGREEMENT REFLECT THE ALLOCATION OF RISKS AND THE LIMITATION OF LIABILITY SPECIFIED HEREIN WHICH BOTH PARTIES HEREBY AGREE TO.

                  5.1.7 If Licensee without the written consent of Essentus makes any modifications to the Software or any deviations from the operating instructions, all warranties set forth herein cease immediately. In addition, Essentus's support as set forth in Exhibit 2.2 shall only apply to unaltered or original Essentus Software as may be up dated, modified or altered only by Essentus.

                  5.1.8 Essentus assumes no responsibility regarding the purchase, configuration, operation, performance or maintenance of the Hardware purchased or in use.

                  5.1.9 Essentus warrants that it is the owner of the Essentus Software and has the right to License the Software to Licensee (subject to the rights of Third Party Software suppliers). Licensee shall give Essentus prompt notice of any claims that the Software infringes any patent, copyright or trade secret ("Infringement Claim"). If so notified, Essentus shall, at its expense, defend any action brought against Licensee to the extent that it is based on an Infringement Claim arising from Licensee's use of the Software within the scope of this Agreement. In the event that the Software becomes, or in Essentus's opinion is likely to become, the subject of an Infringement Claim, Essentus may either

                           5.1.9.1 procure for Licensee the right to continue using the Software free from any such claims;

                           5.1.9.2 replace or modify the Software to make the Software non-infringing, or

                           5.1.9.3  if neither 5.1.9.1 or 5.1.9.2 is
                           commercially reasonably available to Essentus, require Licensee to discontinue using the infringing Software upon thirty (30) days written notice provided Essentus refunds to Licensee the then present value of all amounts paid by Licensee with respect to the infringing Software, as amortized over a forty-eight (48) month life.

                  If the Infringement Claim relates to Third Party Software not licensed through Essentus, Essentus shall have no liability whatever as regards such Third Party Software.

                  The foregoing states Essentus's entire liability with respect to any Infringement Claim.


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6.       TERMINATION

         6.1      Events Giving Rise to Termination

                  6.1.1 Either party may immediately terminate this Agreement and shall have no further obligations to the other party under this Agreement other than the obligations of Licensee to make all payments contemplated hereby to Essentus, if any one of the following events shall have occurred and provided such termination is permitted by law.

                           6.1.1.1 A party shall fail to observe or perform any material covenant or agreement contained in this Agreement and such party does not cure such failure within the one hundred and twenty (120) day period after written notice thereof has been given to that party by the other party;

                           6.1.1.2  The other party:

                                    6.1.1.2.1 is dissolved;

                                    6.1.1.2.2 becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due;

                                    6.1.1.2.3 makes a general assignment,
                                    arrangement or composition with or for the benefit of its creditors;

                                    6.1.1.2.4 institutes or has instituted
                                    against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidation of such other party and, in the case of any such proceedings or petition instituted or presented against it, such proceeding or petition

                                              a)   results in a judgement of
                                              insolvency or bankruptcy or the
                                              entry of an order for relief or
                                              the marking of an order for the
                                              winding-up or liquidation of such
                                              other party, or

                                              b)   is not dismissed, discharged,
                                              stayed or restrained in each case
                                              within thirty (30) days of the
                                              institution or presentation
                                              thereof;

                                    6.1.1.2.5 has a resolution passed for its winding-up or liquidation;

                                    6.1.1.2.6 seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any other event described in this Section 6.1.1.2.6 has occurred and is continuing;)

                                    6.1.1.2.7 has any event occur to it with respect to such other party which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in Sections 6.1.1.2.1 to 6.1.1.2.6 (inclusive); or

                                    6.1.1.2.8 takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

                  6.1.2 Upon termination of this Agreement by Essentus pursuant to Article 6, Licensee shall discontinue all use of, and promptly return all copies of the Software and Documentation in Licensee's possession.

                  6.1.3 Notwithstanding any termination of this Agreement, the following Sections shall continue to apply: Sections 3.1.1, 3.2.3, 4.5.1, 4.6.1, 4.7.1, 4.8.1 and Article 5.

7.       MISCELLANEOUS

         7.1      Notices

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                  7.1.1    Any notice or other communication required or
                  permitted in this Agreement shall be in writing and shall be given by certified mail, or in person to the address set forth on the cover page of this Agreement.

                  Such notice shall be deemed effective on the day of delivery if delivered in person, or on the third day after being placed into the mails if given by certified mail.

         7.2      Integration

                  7.2.1 This Agreement, including the Exhibits and any Schedules hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior proposals, negotiations, conversations, discussions, and agreements between the parties concerning the subject matter hereof.

         7.3      Conflict and Exhibits

                  7.3.1 Except as otherwise provided, in the event of a conflict between the provisions of any Exhibit and the provisions set forth in the body of this Agreement, the provisions of the body of this Agreement shall prevail unless the Exhibit specifically indicates that the provision in the Exhibit should control and such Exhibit is signed by both parties.

         7.4      Amendments

                  7.4.1 No amendment, modification, termination or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be set forth on a separate document in writing, executed by authorized representatives of both parties, and then such waiver or consent shall be effect only in the specific instance and for the specific purpose for which given.

         7.5      Applicable Law

                  7.5.1 This Agreement shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Rather this Agreement shall be governed by the laws of the State of New York. Subject to Section 7.6. Any legal proceedings arising out of or relating to this Agreement shall be brought in the state courts located in Manhattan County or in the federal district courts for the Southern District of New York.

         7.6      Arbitration

                  7.6.1 Any controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration before an arbitrator agreed upon by the parties, or if the parties cannot agree upon an arbitrator within thirty (30) days, to three arbitrators selected by the American Arbitration Association. Notwithstanding the foregoing, however, the parties agree that either party may seek injunctive or similar indirect relief pending such arbitration from any court of competent jurisdiction as may be appropriate. The site of the arbitration shall be New York, New York, and the arbitration shall be conducted under the rules then prevailing of the American Arbitration Association. The arbitrators may award attorney's fees and costs as part of the award. The award of the arbitrators shall be binding and may be entered as a judgement in any court of competent jurisdiction.

         7.7      Invalidity

                  7.7.1 If any provision or portion of this Agreement is held to be invalid under any applicable statute or rule of law it is to that extent to be deemed to be severable and omitted and the remainder of this Agreement shall continue in full force and effect.

         7.8      Waiver

                  7.8.1 No waiver of any breach of this Agreement shall operate as a waiver of any similar subsequent breach or any breach of any other provision of this Agreement.

         7.9      Force Majeure

                  7.9.1 Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agree-


-------------------------------------------------------------------------------
Software License Agreement
Terms and Conditions V990105                                        Page 7 of 8
                  ment or interruption of service resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, riots, civil disturbances, accidents, fire, explosions, earthquakes, floods, the elements, strikes, lockouts, labor disturbances, shortages of suitable parts, labor or transportation, delays caused by suppliers, telecommunications, courier or postal failure or interruption or any other cause beyond the reasonable control of such party.

         7.10     Export

                  Licensee shall not export or re-export the Software or Documentation except in compliance with United States export laws and regulations.

         7.11     Reference

                  Licensee agrees upon signing of this Agreement to assist Essentus in marketing events such as site visits, reference calls and customer testimonials and hereby authorizes Essentus to identify Licensee by its corporate name, verbally or in written material, as a client of Essentus.


-------------------------------------------------------------------------------
Software License Agreement
Terms and Conditions V990105                                        Page 8 of 8

                                                                     EXHIBIT 1.3

                         ESSENTUS SOFTWARE APPLICATIONS
                             TO BE LICENSED AND FEES

LICENSEE     McNaughton Apparel Group Inc.

APPLICATION LICENSE FEES (as per Application Features of "Proposal")


     APPLICATION LICENSE FEES                                                                           250 Named Users
                                                                                                        ---------------
     A)     SUCCESS SOURCING

            1)  Purchase Order Control and Reporting, In-Transit Processing - Receiving
            2)  Source Order Module
            3)  Planning
            4)  Contract Order Processing and Reporting

            Initial Sourcing License Fee                                                                       $200,000

            SUB-TOTAL SOURCING                                                                                 $200,000

     B)        SUCCESS DEMAND MANAGEMENT

            4)  Sales Order Processing
            5)  Sales Order Allocation
            6)  Return Merchandise Authorization (RMA)

            Initial Demand Management License Fee                                                              $200,000

            SUB-TOTAL DEMAND MANAGEMENT                                                                        $200,000

            PER NAMED USER FEE:  250 USERS @ $2,400                                                            $600,000

            GRAND TOTAL SOURCING/DEMAND MANAGEMENT                                                           $1,000,000
            LESS TRADE-IN ALLOWANCE                                                                            $300,000
                                                                                                             ===========
            NET TOTAL SOURCING & DEMAND MANAGEMENT                                                             $700,000

     C)     INTERFACE LINKS                                                                                  PER MODULE
                                                                                                             ----------

            14)  Financial Systems                                                                              $30,000
            15)  Warehouse Management Systems                                                                   $30,000

            GRAND TOTAL INTERFACE LINKS                                                                         $60,000
            LESS TRADE IN ALLOWANCE                                                                             $60,000
                                                                                                             ===========

            NET TOTAL INTERFACE LINKS                                                                                $0
            NOTE: The links are generic interfaces providing staging table capability. A complete integrated system requires additional services from Essentus and possibly third parties that must be evaluated on a case-by-case basis.



--------------------------------------------------------------------------------
                                                                    Page 1 of 4

D)     EDI (ELECTRONIC DATE INTERCHANGE)

       Demand Management Transactions
       ------------------------------

       25)  Purchase Orders (850)                                                                          $15,000
            -  Inbound interface module required for first trading partner
       26)  Invoice (810)                                                                                  $15,000
            -  Outbound interface module required for first trading partner
       27)  Advance Ship Notice (856)                                                                      $15,000
            -  Outbound host integration module (pick/pack and manifest)
       28)  Price/Sales Catalog (832)                                                                      $15,000
            -  Outbound catalog service
       29)  Organizational Relationship (816)                                                              $15,000
            -  Inbound interface module required for first trading partner
       30)  Purchase Order Change (860)                                                                    $15,000
            -  Inbound validation and listing (no automated interface)
       31)  Product Activity Data (852)                                                                    $15,000
       32)  Order Inquiry (869)                                                                            $15,000
       33)  Order Status (870)                                                                             $15,000
       34)  EDI Text Transaction (864)                                                                     $15,000

Configuration to connect with each third party network or direct connection is done on a time and material basis.

GRAND TOTAL EDI                                                                                           $150,000
LESS TRADE-IN ALLOWANCE                                                                                   $150,000
                                                                                                          ========

NET TOTAL EDI                                                                                                   $0
TOTAL A-D                                                                                                 $700,000

E)    THIRD PARTY SOFTWARE LICENSES

      Oracle and optionally Business Intelligence would have to be purchased for each computer utilising the Essentus software. Business Objects is a decision support Ad Hoc query application. The license fees vary depending on number of PC's or Oracle on the number of named users and could be as follows:

      ORACLE SOFTWARE LICENSES

      Oracle licenses would have to be purchased for each "server" and "client" utilizing the Essentus Software. The license fees vary depending on the number of named users and the model of the hardware.

      Single Server Application Specific Enterprise Licenses for 250 Named                                $100,000
      Users at $400 per user (165 of these licenses will be delivered and paid for following Licensee's payment of the amount due on the Balance
      Date referred to in Exhibit 3.4 to the License Agreement, subject to price adjustment by Oracle). Single Server Application Specific Standard
      Edition Licenses for 15 Named Users at $110 per user.                                                 $1,650

      TOTAL ORACLE LICENSES                                                                               $101,650

--------------------------------------------------------------------------------
                                                                    Page 2 of 4

      Front line Oracle support is provided through Essentus on an annual basis, at 16% of the list price per year, subject to price adjustments by Oracle.

      FINAL ORACLE PRICING TO BE CONFIRMED AFTER HARDWARE PURCHASE

      SUCCESS BUSINESS INTELLIGENCE

       35)  Standard with Essentus SUCCESS                                                                Included
            - Essentus' Predefined Reports
            - Driller capability to view standard reports and drill down with multiple views (named users)
            - 1 BO Supervisor to manage security
            - 1 BO Document Agent Server (Windows NT)
            - 1 BO Designer
            - Essentus Universe(s)
            (5 bundles to be delivered following Licensee's payment of the amount due on the earlier of 45 days after the Miss Erika
            implementation or December 31, 2000.)

       36)  Standard BI Advisor Module - Full Use License
            - 10 BO End User Bundles (Reporter plus Explorer) @ $5,925 ea.
              (5 of these bundles will be delivered following Licensee's payment of the amount due on the earlier of 45 days after the
              Miss Erika implementation or December 31, 2000.)                                            $59,250
            Annual support will be 20% of the list price per year, subject to adjustments by the third party licensor

SUBTOTAL BUSINESS INTELLIGENCE                                                                            $59,250

SUB-TOTAL THIRD PARTY SOFTWARE                                                                           $160,900

GRAND TOTAL ALL LICENSES                                                                                 $860,900

F)    ESSENTUS BI ADVISOR
                OPTIONAL BI  ADVISOR ENHANCEMENTS
                      -     Additional copies of BO Reporter
                      -     Additional copies of BO Explorer                                                 $595
                      -     Additional copies of End User Bundles (5 User Increments)                        $695
                      -     Additional copies of BO Supervisor                                             $5,950
                      -     Additional copies of BO Designer                                               $1,995
                      -     Additional copies of IS Bundle (Supervisor plus Designer)                      $1,995
                      -     Additional copies of BO Document Agent Server for Unix                         $3,495
                      -     Additional copies of BO Document Agent Server for NT                           $7,995
                      -     BusinessMiner                                                                  $4,995
                      -     BusinessQuery                                                                  $4,995
                      -     Additional copies of BO Driller                                                  $150
                           (Annual Support 20% of list price per annum)                                      $350


G)    ESSENTUS SERVICES

      Essentus Services for Systems Design Review, Training, Conversion and Other Implementation Support Services.

      During the initial phase of the project, we will work with your project team to develop a specific project plan defining the training, implementation, conversion plan and the estimated cost associated with each phase of the plan.


--------------------------------------------------------------------------------
                                                                    Page 3 of 4

H)    ESSENTUS MAINTENANCE

      FIVE YEAR MAINTENANCE -
      ---------------------
      BASED ON LICENSE FEES OF $1,210,00 @ 16% PER ANNUM  ($193,600 PER YEAR)         $968,000
      PAYABLE ANNUALLY.


I)    FEE SCHEDULE


      Time spent will be charged at our current prevailing per diem rates.

      Effective to December 31, Hourly 2000, based on an 8 hour day, they are as follows:

                                                             Reg. Hourly        Disc. Hourly
                                                             -----------        ------------

                -          Project Manager                      $350                 $295
                -          Lead Business Analyst                $300                 $275
                -          Intermediate Business Analyst        $225                 $175
                -          Senior Technical Analyst             $225                 $225
                -          Data Base Administrator              $225                 $225
                -          Training                             $300                 $250
                -          Senior Business Analyst              $275                 $275
                -          Business Analyst                     $150                 $150
                -          Technical Analyst                    $200                 $200
                -          Software Development Manager         $225                 $225
                -          Senior Software Developer            $200                 $200
                -          Intermediate Software Developer      $175                 $175
                -          Software Developer                   $150                 $150
                -          Technical Installation Analyst       $200                 $200
                -          Executive                            $350                 $350

J)    TRAINING SERVICES

Essentus offers education classes per the Essentus Course Catalog.

      a)    Training conducted at a Essentus site                                                          $350 per student day

                                                                                                                 $2,400 per day
                                                                                                             (First 8 students)
      b)    Training conducted at a client site                                                             $250 per additional
                                                                                                              student (max. 12)

K)     RECOMMENDED STAFF REQUIREMENTS

       1)    Database Administrator (in-house or out-sourced)
       2)    MIS Administrator
                                                                                                           Initials

                                                                                               ----------------------------------


                                                                                               ----------------------------------


--------------------------------------------------------------------------------
                                                                    Page 4 of 4

                                                                     EXHIBIT 2.2




                                [ESSENTUS LOGO]
                          creating value at web speed




                      ESSENTUS SOFTWARE SUPPORT AGREEMENT



                         McNAUGHTON APPAREL GROUP INC.

                          ESSENTUS INTERNATIONAL INC.
                           Software Support Agreement
                                    Contents



1. Essentus Software Support Agreeement

2. Terms and Conditions

3. Schedule "A" - Software Included In Support Agreement

4. Schedule "B" - Standard Per Diem Rates




--------------------------------------------------------------------------------
                                                                    Page 1 of 1

                           ESSENTUS INTERNATIONAL INC.
                            1430 Broadway, 14th Floor
                            New York, New York 10018

                       ESSENTUS SOFTWARE SUPPORT AGREEMENT

The Licensee identified below ("Licensee") and Essentus International Inc. ("Essentus") have entered into this Software Support Agreement (the "Agreement") as of the Effective Date set forth below.

Licensee Name:                       McNaughton Apparel Group Inc.
                                     ------------------------------------------
Billing/Notice Address:              463 Seventh Avenue
                                     ------------------------------------------
                                     New York, NY  10018
                                     ------------------------------------------
                                     Attn:  Don George
                                     ------------------------------------------
Telephone/Fax:                       (212) 947-2960 ext. 350
                                     ------------------------------------------
Effective Date:
                                     ------------------------------------------

Agreement Reference Number:  M-
                            -------

This Cover Page and the attached Software Support Agreement Terms and Conditions are incorporated into and made a part of the Essentus Software License Agreement as of the Effective Date set forth above. In the event the Effective Date is not identified above, this Agreement shall be effective upon expiration of the Grace Period identified in the License Agreement.

The parties hereby acknowledge that they have read and understand this Agreement, and agree to all terms and conditions stated herein and attached hereto.

ESSENTUS INTERNATIONAL INC.:                                      LICENSEE:

By:                /s/ Scott D. Miller         /s/ Amanda Bokman
       --------------------------------------------           -----------------------------------------
Name:                                                   Name:
       --------------------------------------------           -----------------------------------------
Title:                                                  Title:
       --------------------------------------------           -----------------------------------------
Date:                                                   Date:
       --------------------------------------------           -----------------------------------------


--------------------------------------------------------------------------------
                                                                    Page 1 of 1

                          ESSENTUS INTERNATIONAL INC.
                           SOFTWARE SUPPORT AGREEMENT
                              TERMS AND CONDITIONS


1.       DEFINITIONS:

         1.1 "Current Release" means the then-current release of Software for use in a particular Operating Environment.

         1.2 "Error" means an error in the Software that significantly degrades the use of the Software.

         1.3 "First Line Support" means assisting Licensee in determining whether the Error resides in the Licensed Software (including corrections done by Essentus).

         1.4 "Fix" means the repair or replacement of object or executable code versions of the Software to remedy an error.

         1.5 "Hours of Operation" means Monday through Friday (excluding Essentus holidays), 8:00 AM to 9:00 PM (EST).

         1.6 "Previous Releases" means the release of Software for use in a particular Operating Environment which have been replaced by the Current Release in the same Operating Environment.

         1.7      "Software" means the Essentus Software described in Schedule
                  "A".

         1.8 "Telephone Support" means Software technical support telephone assistance provided by Essentus to the primary technical support contact during Essentus' Hours of Operation concerning the use of the Current Release and the Previous Releases (as applicable).

         1.9 "Updates" means one (1) copy of all published revisions and corrections to the printed System Design Specifications and one (1) copy of corrections and new releases of the Software which are generally made available to Essentus' supported licensees at no additional cost. Updates shall not include any options or future products which Essentus licenses separately.

         1.10 "Workaround" means a change in the procedures followed or data supplied by Licensee to avoid an Error without significantly impairing performance of the Software.

2.       STANDARD MAINTENANCE SERVICES FOR ESSENTUS SOFTWARE

         2.1 In consideration for the annual maintenance fee Essentus will provide, during its Hours of Operation, First Line Support and Telephone Support (which may be provided via email or FAX at Essentus' option) for the software described in the attached schedules. Essentus shall not be required to provide support for use of Third Party Software covered by this Agreement except so far as the Third Party Software is used with the Software.

         2.2 Essentus will answer reasonable questions relating to the use of the Software, providing that such can reasonably be replied to by telephone and that such are not in lieu of appropriate training.

--------------------------------------------------------------------------------

2.3 In consideration for the Annual Maintenance fee listed below, Essentus will provide Updates upon their general availability.

3.       ERROR CORRECTIONS

         During the term of this Agreement, Essentus shall use its commercially reasonable efforts to correct or provide a Workaround for any reproducible programming Error in the Essentus Software attributable to Essentus with a level of effort commensurate with the severity of the Error, provided that Essentus shall have no obligation to correct all Errors in the Essentus Software. Upon identification of any programming Error, Licensee shall notify Essentus support of such Error and shall provide Essentus with enough information to locate the Error. Essentus shall not be responsible for correcting any Errors not attributable to Essentus. Errors attributable to Essentus shall be those that are reproducible by Essentus on unmodified Essentus Software. Errors attributable to modifications made to the Software (whether or not made by Essentus) or Third Party Software not expressly covered by this Agreement or misuse of the Essentus Software will be billed at Essentus' standard support rates then in effect.

4.       SOFTWARE SUPPORTED VERSIONS

         Essentus will provide support for both the Current Release and the immediately Previous Release of the Software. Essentus will also provide Licensee with one year's notice of its intention to discontinue support for a particular release.

5.       EXTENDED MAINTENANCE SERVICES

         "Extended 724 Maintenance" consists of Telephone support provided
         seven (7) days a week on a 24 hour basis.   Fees for this additional
         service shall be as described in a Schedule to this Agreement.

6.       LICENSEE RESPONSIBILITIES

         6.1 Licensee Assistance. Licensee agrees to provide Essentus reasonable access to all necessary personnel to answer questions about any problems reported by Licensee regarding the Software. Licensee also agrees to promptly implement all Error corrections provided by Essentus under this Agreement.

         6.2     Remote Access.   Licensee shall provide Essentus with the
                 necessary remote access as stipulated by Essentus to Licensee's designated CPU so that Essentus may provide maintenance services. Essentus cannot provide or guarantee performance of the maintenance services described herein unless such remote access is provided by Licensee.

         6.3     Contact People.   Licensee shall appoint two (2) individuals
                 within Licensee's organisation who are knowledgeable in the operation of the Software to serve as primary contacts between Licensee and Essentus and to receive support through Essentus' telephone support center. All of Licensee's support inquiries shall be initiated through these contacts.



--------------------------------------------------------------------------------
                                                                     Page 2 of 4

7.       EXCLUSIONS

         Essentus is not required to provide support under this Agreement for problems arising out of (i) Licensee's failure to implement all Fixes to the Software which are issued under the Agreement; (ii) any alterations or additions to the Software performed by parties other than Essentus; (iii) interconnection of the Software with other software products not supplied by Essentus.

8.       OTHER SERVICES

         In the event that Licensee requires or requests other services including additional user education and training, implementation assistance, installation training or hardware reconfiguration not covered by the original license agreement, such services will be provided in accordance with Essentus' then prevailing standard per diem rates.

9.       OTHER CONDITIONS

         9.1 Maintenance does not include the following items listed below. Fees for these services will either be charged on a time and material basis or on an agreed fixed fee basis per item.

                 9.1.1 Modifications required by governments, such as tax changes to reflect tax changes by any government authority.
                 9.1.2 Errors caused by hardware malfunctions, data corruption and operating system related errors and problems, unless such can be reasonably handled by a single telephone call.
                 9.1.3 Errors and problems resulting from not maintaining adequate back-up, unless such can be reasonably handled by a single telephone call.
                 9.1.4. User education and training unless such can be reasonably enabled by a single telephone call.
                 9.1.5. Consultation over hardware and for new programs or modifications to existing programs.
                 9.1.6.   Site visits.

         9.2 It will be Licensee's responsibility to verify the result of all program corrections made by Essentus to assure that all calculations and data resulting from these corrections are correct.

         9.3 Essentus will not be liable or responsible for any losses or damages whatsoever which might at any time result from or arise from the use or operation of the programs covered under the Agreement, or the services provided herein.

         9.4 The system as well as the corrections made under this Agreement shall at all times remain the property of Essentus. It is understood and acknowledged that the systems, specifications and any corrections contain information and programming techniques developed by Essentus which Licensee, by its acceptance shall agree not to divulge or in any other way grant to a third party, without the express prior written consent of Essentus.



--------------------------------------------------------------------------------
                                                                     Page 3 of 4

10.      TERM AND TERMINATION

         Support shall be provided for five (5) years from the Effective Date ("Initial Term") and shall be automatically extended further to the Initial Term for additional one (1) year terms unless terminated by either party by giving at least 60 days notice prior to the end of the Initial Term or renewal terms.

         Either party may terminate this Software Support Agreement at the end of the Initial Term or at the end of any renewal term by giving the other party written notice at least sixty (60) days prior to the end of any such term. In the event Licensee fails to make payment pursuant to the Agreement or Section 11 below, or in the event Licensee materially breaches any of the provisions herein described and such breach has not been cured within thirty (30) days of receipt of notice of breach, Essentus may suspend or cancel support services.

11.      FEES AND PAYMENTS

                  11.1 For each designated site utilizing Essentus Software, Licensee shall pay Essentus the support fee for the designated term as described in the attached schedule. Support fees are billed on an annual basis, payable in advance.

                  11.2 Should Licensee purchase additional Essentus Software or additional concurrent user licences then the additional support fees will be as per additional schedules.

                  11.3 Support for modifications and customizations to the Essentus Software (including those made by Essentus) shall be in addition to the support under this Agreement and billed at Essentus' standard support rates then in effect.

12.      GENERAL

                  12.1 The terms and conditions of all subsections set forth under the section heading miscellaneous in the License Agreement are herein incorporated by reference and apply this agreement as if recited at length.

12.2 These terms and conditions state the entire agreement regarding Essentus' provision of support services to Licensee and may be amended only by a written amendment set forth on a separate document executed by authorised representatives of both parties.


--------------------------------------------------------------------------------
                                                                     Page 4 of 4

                                                                    SCHEDULE "A"

                          ESSENTUS INTERNATIONAL INC.
                      ESSENTUS SOFTWARE SUPPORT AGREEMENT
                     SOFTWARE INCLUDED IN SUPPORT AGREEMENT

Licensee: McNaughton Apparel Group                 Agreement Reference Number:
          ------------------------                                            -------------------------

Licensed Software

1.  The Essentus Software listed in Exhibit 1.3 to the License Agreement.
2.
3.
4.
5.
6.
7.
8.
9.
10.

The above software is licensed for a maximum of 85 named users, subject to increase to a maximum of 250 named users upon payment of the amount due on the Balance Date referred to in Exhibit 3.4 to the Licence Agreement.

Support Option (Hours of Support):

         Standard 513                             [X]

         Extended 724                             [ ]

TERM

This Agreement shall be for a Initial Term of five (5) years. The annual support charge payable in advance shall be for each period of one year.

Rate:                                                                  16%
-----                                                                  ---

Annual Maintenance Fee payable during the Initial Term:          $193,600*
-------------------------------------------------------          ---------

FIVE YEAR MAINTENANCE FEE:                                       $968,000*
--------------------------                                       ---------

1.1.1.1 * Licensee shall pay $126,400 on account of the first year's Annual Maintenance Fee upon execution of the License Agreement. If Essentus does not receive the Abatement Notice on or before the Notification Date in accordance with Exhibit 3.4 of the License Agreement, then a balance of $67,200 multiplied by the number obtained by dividing (i) the number of days remaining in the first year of the Initial Term on the Balance Date by (ii) 365, payable on account of the first year Maintenance Fee, shall be due and payable to Essentus on the Balance Date mentioned in Exhibit 3.4 of the Licence Agreement.. If Essentus receives the Abatement Notice in accordance with the said Exhibit 3.4, then the Annual Maintenance Fee payable by Licensee during the Initial Term shall be $126,400 ($632,000 for the entire Initial Term) notwithstanding any other provision of the Support Agreement or this Schedule "A".



                                                         Initials



--------------------------------------------------------------------------------
                                                                     Page 1 of 1

                                                                    SCHEDULE "B"

                          ESSENTUS INTERNATIONAL INC.
                            STANDARD PER DIEM RATES


Essentus fees for services will be on a time and material basis at the following daily rates based on an eight hour day.

         Project Manager                              $2,400
         Lead Analyst                                 $2,400
         Senior Business Analyst                      $2,200
         Intermediate Business Analyst                $1,800
         Business Analyst                             $1,200
         Senior Technical Analyst                     $1,800
         Technical Analyst                            $1,600
         Software Development Manager                 $1,800
         Senior Software Developer                    $1,600
         Intermediate Software Developer              $1,400
         Software Developer                           $1,200
         Technical Installation Analyst               $1,600
         Installation Consultant                      $1,200
         Data Base Administrator                      $1,800
         Executive                                    $2,800

These rates are valid through December 31, 2000, and are subject to change on an annual basis.

Out-of-pocket travel and other disbursements will be charged monthly as incurred.

All time and material charges and disbursements are payable monthly upon receipt of invoice.

Applicable taxes will be added to above amounts.




                                                              Initials
                                                       ------------------------

                                                       ------------------------


--------------------------------------------------------------------------------
                                                                     Page 1 of 1

                                                                     EXHIBIT 3.4

                                PAYMENT SCHEDULE

LICENSEE:  McNaughton Apparel Group Inc.
         -------------------------------------------------------

1)       Essentus License fees are payable as follows:

         a)      Upon contract signing                                                       $200,000
         b)      90 Days from the Effective Date                                             $200,000
         c)      Balance due on the Balance Date (as defined below)                          $300,000

2)       Third Party Software License charges are payable as follows:
         a)      Upon contract signing                                                        $94,900
         b)      Balance due on the Balance Date (as defined below)                           $66,000

3) All applicable taxes will be added to the above amounts. For purposes of this Exhibit 3.4, "Balance Date" means (i) the day which is 45 days following implementation of the Software for Licensee's Miss Erika division; or (ii) December 31, 2000, whichever is earlier.

Notwithstanding Exhibit 1.3 or this Payment Schedule, Licensee shall be excused from paying the installments mentioned in 1) b) and 2) b) above if Essentus receives written notice (the "Abatement Notice") not less than three (3) days prior to the Balance Date (the "Notification Date") from a senior officer certifying that Licensee shall not at any time implement or use the Software or any part thereof for any division other than its Miss Erika division (the "Licensed Division") without the prior written consent of Essentus and on such terms as Essentus in its sole discretion may determine. In such case, (i) the total License fee for the Essentus Software shall be deemed to be $400,000; (ii) Licensee shall not pay for and Essentus shall not be required to deliver the additional 165 Named User licenses for Third Party Software; (iii) the number of Named Users for the Essentus Software shall be 85; and (iv) Licensee shall limit its use of the Software exclusively to the Licensed Division: Any other use of the Software shall be cause for immediate termination of the License Agreement by Essentus without regard to Section 6.1.1.1 thereof but subject to Essentus' right to claim damages. Licensee's right pursuant to this clause shall automatically lapse and this clause shall cease to have any effect if Essentus does not receive the Abatement Notice prior to 5:00 p.m. (EST) on the Notification Date. For convenience, allocation of the License fees is set out in the table below:

----------------------------------------------------------------------------------------------------------------------------------
FEE DESCRIPTION                              DUE ON CONTRACT SIGNING        DUE 90 DAYS FROM THE     DUE ON THE BALANCE DATE
                                                                            EFFECTIVE DATE
----------------------------------------------------------------------------------------------------------------------------------
Essentus Software                            $       200,000            $         200,000            $           300,000
----------------------------------------------------------------------------------------------------------------------------------
Number of Named Users                                  85                           0                              165
----------------------------------------------------------------------------------------------------------------------------------
Third Party Software
----------------------------------------------------------------------------------------------------------------------------------
Business Intelligence Bundled w/ S&D         $             -            $              -             $                -
----------------------------------------------------------------------------------------------------------------------------------
Business Intelligence Bundles ($5925 ea)     $         59,250           $              -             $                -
----------------------------------------------------------------------------------------------------------------------------------
Oracle Licenses*                             $         35,650           $              -             $            66,000
----------------------------------------------------------------------------------------------------------------------------------
Subtotal Third Party Licenses                $         94,900           $              -             $            66,000
----------------------------------------------------------------------------------------------------------------------------------
2.          Total Licenses                   $        294,900           $         200,000            $           366,000
----------------------------------------------------------------------------------------------------------------------------------


Note: Annual maintenance for Third Party Licenses (subject to adjustment by third party licensors):
 Business Objects: 20%
 Oracle: 16%

* Note: Oracle pricing is dependent on hardware related minimums. This number must be finalized after hardware is selected. Oracle pricing is to the best knowledge of Essentus on the date hereof and is subject to adjustment by Oracle, and Licensee agrees to pay any difference from the pricing set out in this License Agreement.


                                                          Initials
                                             ----------------------------------

                                             ----------------------------------

--------------------------------------------------------------------------------
                                                                     Page 1 of 1

                                [ESSENTUS LOGO]
                          creating value at web speed



                           ESSENTUS SERVICES AGREEMENT

                      THIS AGREEMENT WILL ENTER INTO EFFECT
                         UPON SIGNATURE OF BOTH PARTIES

                          MCNAUGHTON APPAREL GROUP INC.

                           ESSENTUS INTERNATIONAL INC.
                               Services Agreement
                                    Contents

           1.  Services Agreement

           2.  Terms And Conditions

           3.  Exhibit 1.10 - Specifications Of Additions To Essentus Software

           4.  Exhibit 2.3.1 - Software Specifications Approval Letter

           5.  Exhibit 4.4.1 - Payment Schedule



--------------------------------------------------------------------------------
                                                                     Page 1 of 1

                           ESSENTUS INTERNATIONAL INC.
                            1430 Broadway, 14th Floor
                            New York, New York 10018

                           ESSENTUS SERVICES AGREEMENT

The Licensee identified below ("Licensee") and Essentus International Inc. ("Essentus") have entered into this Services Agreement (the "Agreement") as of the Effective Date set forth below.

Licensee Name:               McNaughton Apparel Group Inc.
                             ---------------------------------------------------
Billing/Notice Address:      463 Seventh Avenue
                             ---------------------------------------------------
                             New York, NY  10018
                             ---------------------------------------------------
                             Attn:  Don George
                             ---------------------------------------------------
Telephone/Fax:               (212) 947-2960 ext. 350
                             ---------------------------------------------------
Effective Date:
                             ---------------------------------------------------

Agreement Reference Number:  S-
                             --------

This Cover Page and the attached Services Terms and any duly initialled Exhibits thereto (including without limitation Exhibit 1.10 - Modified Software Specifications; Exhibit 2.3.1 - Software Specifications Approval Letter; Exhibit
4.4.1 - Payment Schedule) are incorporated into and made a part of this Agreement as of the Effective Date set forth above. In the event the Effective Date is not identified above, the Agreement shall be effective as of the last date of signature of the parties hereto. Additional documents, schedules, exhibits and addenda may be incorporated into and made a part of this Agreement upon the written consent of the parties.

The parties hereby acknowledge that they have read and understand this Agreement and all exhibits and addenda hereto, and agree to all terms and conditions stated herein and attached hereto.

ESSENTUS INTERNATIONAL INC.:                              LICENSEE:

By:            /s/ Scott D. Miller                        By:   /s / Amanda Bokman
        -----------------------------------------               --------------------------------------
Name:                                                     Name:
        -----------------------------------------               --------------------------------------
Title:                                                    Title:
        -----------------------------------------               --------------------------------------
Date:                                                     Date:
        -----------------------------------------               --------------------------------------


--------------------------------------------------------------------------------
                                                                     Page 1 of 1

                           ESSENTUS INTERNATIONAL INC.
                           ESSENTUS SERVICES AGREEMENT
                              TERMS AND CONDITIONS

1.       DEFINITIONS

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the meanings indicated below.

         1.1      "ACCEPTANCE" as defined in section 2.3.1.

         1.2 "AGREEMENT" means this Services Agreement, including all exhibits hereto and which may hereafter be added hereto with the consent of Licensee and Essentus.

         1.3 "APPLICATION SPECIFIC THIRD PARTY SOFTWARE" means Third Party Software license through Essentus which may solely be used by Licensee in conjunction with the Essentus Software.

         1.4 "DOCUMENTATION" means the documentation for the Essentus Software and the Modified Software to be provided by Essentus to Licensee with the Essentus Software and Modified Software under this Services Agreement.

         1.5 "EMPLOYEES" means employees, agents, subcontractors and consultants of Essentus or Licensee, as the case may be.

         1.6 "GRACE PERIOD" means the thirty (30) days following delivery of the Essentus Software to Licensee.

         1.7 "HARDWARE" means the computer hardware, peripherals and operating system software provided by or for Licensee, consisting of a single C.P.U. or network of united C.P.U.'s at a single location.

         1.8 "LICENSE" means the rights and licenses granted by Essentus under Section 4.2.1, subject to the license exclusions as set forth in Section 4.5.

         1.9 "MODIFIED SOFTWARE" means any additions, changes, modifications or enhancements made by Essentus to the Essentus Software to perform in accordance with the Modified Software Specifications. The Modified Software includes Documentation provided by Essentus.

         1.10 "MODIFIED SOFTWARE SPECIFICATIONS" means the system design specifications for the Modified Software as agreed upon by Essentus and Licensee and which shall, upon completion, be appended to this Agreement as Exhibit 1.10.

         1.11 "ESSENTUS SOFTWARE" means the software licensed under the Essentus Software License Agreement.

         1.12 "ESSENTUS SOFTWARE SPECIFICATIONS" means the system design specifications for the Essentus Software. Title to copyright in and all other rights to the Essentus Software specifications are and remain with Essentus.

         1.13 "SERVICES" means either fixed price or time and material services (or both), as described in this Agreement and to be paid for as described in Exhibit 4.4.1.

         1.14 "SOFTWARE" means the Essentus Software, together with any Third Party Software, and the Modified Software, collectively.

         1.15 "SYSTEM DESIGN SPECIFICATIONS" means the Modified Software Specifications and the Essentus Software Specifications, collectively.

         1.16 "THIRD PARTY SOFTWARE" means the third party software programs in object code format only, including any accompanying documentation, utilized in conjunction with the Software.

         1.17 "WARRANTY PERIOD" means the sixty (60) day period commencing after the Grace Period.



--------------------------------------------------------------------------------
                                                                    Page 1 of 10

2.       DESCRIPTION OF SERVICES PROVIDED BY ESSENTUS

         2.1      Additions to Essentus Software

                  2.1.1 The consulting, design, additions, modifications and/or implementation services to the Essentus Software are to be considered to be an extension, enhancement of the Essentus Software and, therefore, both the Essentus Software as separately licensed to Licensee and the Modified Software are owned by Essentus and licensed on a non-exclusive basis to Licensee.

                  2.1.2 Essentus may provide assistance to Licensee to review the System Design Specifications of the Essentus Software with Licensee's management and staff assigned to the project. Software additions requested by Licensee to the Essentus Software will be specified in detail by Essentus.

         2.2      Development of System Design Specifications

                  2.2.1 Essentus may provide Modified Software Specifications which will include the following elements:

                           2.2.1.1 Automated procedures to be followed in each application area.
                           2.2.1.2     Specifications of all data input
                                       required for the system.
                           2.2.1.3     The design of the output records
                                       and reports pertaining to the
                                       system. This would include the
                                       design of the layouts required
                                       for inquiry purposes.
                           2.2.1.4     Design of the data base.
                           2.2.1.5 The computer logic for the customized systems to be automated including details of any special calculations required.

         2.3      System Development Services

                  2.3.1 As required to meet the needs of Licensee following the review contemplated by Section 2.1, Essentus may provide programming services in accordance with the Modified Software Specifications following the written approval by Licensee of the Modified Software Specifications in the form attached as
                  Exhibit 2.3.1, which approval shall constitute Acceptance of the Modified Software Specifications.

                           2.3.1.1 Programming of additional software would be done in accordance with the approved Modified Software Specifications. All programming services to the Essentus Software would have been requested in advance by Licensee, and incorporated in the Modified Software Specifications. Any programming services requested by Licensee thereafter will be subject to agreement between Essentus and Licensee as to price, terms of payment and schedule of modifications if applicable.

                           2.3.1.2 All programs will be tested and debugged to the extent possible in a test environment. This would entail the establishment of suitable test data by the Licensee which would test for all reasonably possible conditions and for the detection of all reasonably possible errors.

                           2.3.1.3 If requested by Licensee, a programming demonstration will be conducted for Licensee's personnel. Utilizing test data, the programs will be run in a manner to simulate actual live operations. This will enable Licensee's staff to verify the accuracy of the programming and will provide initial training on the operation of the system prior to the parallel run and live operations.

         2.4      Implementation Services

                  2.4.1 Essentus may assist Licensee in implementation, as requested by Licensee, as follows:

                           2.4.1.1  Data Conversion

                                    Essentus may assist Licensee to the extent commercially reasonable in the conversion of data to the


--------------------------------------------------------------------------------
                                                                    Page 2 of 10
                                    new system. It will be the responsibility of Licensee to verify the accuracy of all converted data.

                           2.4.1.2  Computer Print Forms

                                    Essentus will, together with Licensee's
                                    forms printer, determine the content of
                                    computer forms required for input and
                                    output. Cost of documents and forms will be borne by Licensee and ordered directly from Licensee's printer. Licensee will pre-approve all forms.

                           2.4.1.3  Application Training

                                    Licensee will designate personnel who will receive direct instructions from Essentus on use of each program, including daily, weekly, monthly and yearly procedures, so as to become internal trainers for Licensee's employees.

                           2.4.1.4  Parallel Run

                                    Licensee shall continue its existing systems for a sufficient period of time after implementation of the new system, so that Licensee's management will have a basis of comparison to verify results and assure integrity of the new system. Should any problems arise, Essentus, if requested, will cooperate with Licensee's management and staff to assist in the resolution of problems.

3.       PARTICIPATION BY LICENSEE

         3.1 Licensee acknowledges that joint participation of both Essentus and Licensee is critical to the success of the project and that Licensee's cooperation is essential to such success. Specific areas of responsibility of Licensee shall include:

                  3.1.1 Making available to Essentus, knowledgeable employees and staff of Licensee as well as management personnel to discuss the concepts of the Software and its design, and to grant necessary approvals of all new procedures, forms and reports prior to programming.

                  3.1.2 Providing representative transactions to be used as test data.

                  3.1.3 Balancing and verification of input to and from the computer.

                  3.1.4 The establishment of a Systems and Procedures Committee consisting of members of Licensee's management team and staff assigned to the project. Responsibilities of the Committee would include

                           3.1.4.1 discussion of system concepts and design including procedures, forms and reports prior to implementation by Essentus.

                           3.1.4.2 review of problems which may arise prior and subsequent to implementation.

                           3.1.4.3 approval of revisions to the system should they be required subsequent to implementation.

                  3.1.5 Granting of approvals to Essentus at each stage of development and implementation of Modified Software, in a timely manner.

                  3.1.6 Verification of all calculations, and accuracy of all reports.

                  3.1.7 Following and abiding by Licensee's established and to be established internal controls and procedures required for an automated systems environment.

                  3.1.8 Providing a proper physical environment for the Hardware in accordance with the manufacturer's recommendation.

                  3.1.9 Designating a specific representative of Licensee with responsibility to coordinate internal activities prior to delivery of Hardware and during the implementation stages of the Software. Such responsibilities shall include



--------------------------------------------------------------------------------

                           3.1.9.1 supervision of the gathering of test data for program testing.
                           3.1.9.2     preparation of site for Hardware.
                           3.1.9.3 approving, ordering and providing preprinted computer forms.
                           3.1.9.4 supervision of gathering of data in preparation for data conversion.
                           3.1.9.5 supervision of loading of data and verification of information during data conversion.
                           3.1.9.6     scheduling of personnel for training.
                           3.1.9.7 supervision of parallel runs and data verification.

                  3.1.10 Training of responsible individuals and designating them for assumption of the following responsibilities:

                           3.1.10.1    control of all input and output
                                       transactions to the system.
                           3.1.10.2 enforcing all manual and operating procedures and disciplines required to operate each system. 3.1.10.3 scheduling all work for the computer system.
                           3.1.10.4 supervision of data input clerks and operators.
                           3.1.10.5    daily back-up of the system.
                           3.1.10.6    following appropriate procedures
                                       should problems arise relating to the
                                       system.
                           3.1.10.7    verifying the accuracy of all
                                       calculations, data and reports.

4.       TITLE, LICENSE AND FEES

         4.1      Title

                  4.1.1 All rights, title and interest in the Software, (other than title and interest in the rights of Third Party Software suppliers), and in any updates, modifications, enhancements, and additions thereto, as may be provided from time to time by Essentus, without obligation, as well as all copyright, patents, trade secrets and other intellectual property rights therein, shall belong to Essentus. All risk for loss prior to delivery of Software prior to installation shall be borne by Essentus. The Software is supplied by Essentus F.O.B. Essentus premises. Upon delivery of the Software to a common carrier, Licensee shall have all responsibility for all risk of loss of, or damage to the Software and shall arrange for all policies of insurance in respect thereof. Nothing in this Agreement shall be construed as transferring to Licensee any rights, title or interest in the Software or any right other than pursuant to the License herein granted.

         4.2      License

                  4.2.1 As long as Licensee is not in default, Essentus shall grant to Licensee a perpetual, non-exclusive, non-revocable (save in the case of default), non-transferable license without right of sublicense to use the Modified Software in object code format, subject to the provisions of this Agreement.

                  4.2.2 Licensee may use the Modified Software for as long as it desires for its intended use within its own company on the initial Hardware or, with the written consent of Essentus, on any upgraded or replacement hardware. Licensee shall take all reasonable steps to protect the proprietary nature of the Modified Software and shall not copy, disclose or allow use of the Modified Software or any part thereof for any purpose whatsoever other than as is necessary in the performance of its normal business. Licensee shall not:

                           4.2.2.1 permit any third party to use the Modified Software;

                           4.2.2.2 use the Modified Software in the operation of a service bureau or to assist any third party.

                           All applicable patents, copyrights, trademarks, trade
                  secrets and intellectual rights in the Software and any updates, modifications or enhancements made by Licensee or Essentus are and shall remain the property of Essentus.

                  4.2.3 Licensee shall not sell, transfer, distribute, market, rent, lease, publish, display or otherwise make available the Software or Documentation to others. Licensee agrees to secure and protect the Modified Software and Documentation and copies in a manner consistent with the maintenance and protection of Essentus's rights therein and to take appropriate action by instruction or agreement with its Employees or others who are permitted access to the Modified Software and to each program or software application. All copies of the Modified Software made by Licensee and other programs developed, including all corrections, modifications, improvements, enhancements or derivatives of the Software made by or for Licensee, translations, compilations and partial copies, as well as all copyright, patents, trade secrets and other


--------------------------------------------------------------------------------
                                                                    Page 1 of 10
                  intellectual property rights therein are the property of Essentus. Licensee is permitted to make copies of the Modified Software for back-up and archival purposes only.

         4.3      No Rights Prior to Payment

                  4.3.1 Notwithstanding the foregoing Licensee shall have no right to use, other than for purposes of testing and training, any component of the Software until it has paid for each such component in accordance with the provisions of this Agreement.

         4.4      Fees and Limitations on Use

                  4.4.1 In consideration for Essentus undertaking to perform the services contemplated hereby, Licensee shall pay the fees and amounts at the times set forth in Exhibit 4.4.1 hereto.

                  4.4.2 All amounts owed under this Agreement shall be due and payable within thirty (30) days of the date of Essentus's invoice. Overdue payments shall bear interest at the lesser of one and one half percent (1.5%) per month, or the maximum rate allowed under applicable law.

                  4.4.3 Essentus reserves the right to include means within the Software to limit Licensee's use of the Software to the Licensed number of simultaneous users. Licensee shall maintain records regarding Licensee's use of the Software and shall make such information available to Essentus upon request and such records shall be subject to audit by Essentus on reasonable notice to Licensee.

         4.5      License Exclusions

                  4.5.1 Except as expressly authorized herein, Licensee shall not:

                           4.5.1.1  reverse compile, reverse assemble,
                           disassemble, translate or otherwise reverse engineer all or any portion of the Software;

                           4.5.1.2 disclose the results of Software performance benchmarks to any third party without Essentus's prior written consent;

                           4.5.1.3 use or permit the use of the Software by more than the maximum number of simultaneous users in respect of which Licensee is paying License fees.

5.       GENERAL

         5.1      Implementation

                  5.1.1 The successful implementation of a data processing system requires discipline within Licensee's organization. Turnover of key staff prior to and during the initial installation may cause the transition period from the old to the new system to be more difficult and costly. It could also result in additional fees should it become necessary for Essentus to familiarize the new individuals with the system.

         5.2      Parallel Run

                  5.2.1 The installation of a new data processing system requires that for each new application being implemented, the old system be run in parallel until such time that Licensee's management is satisfied with the accuracy of the new system. It is the responsibility of Licensee's management to satisfy itself that the Software is satisfactory and suitable for its business purposes before the Software is run in a live environment. Licensee acknowledges that the period during which the parallel runs take place creates an extra work load on Licensee's staff and could result in overtime and extra staff costs.

         5.3      Internal Controls

                  5.3.1 It is Licensee's responsibility to exercise all the internal control procedures required in a computer environment. Internal control procedures must be exercised over such areas as computer input, computer output, segregation of duties, approval, etc. Licensee acknowledges that internal control cannot totally eliminate the possibility of fraud or embezzlement.

--------------------------------------------------------------------------------
                                                                    Page 2 of 10

         5.4      Substitutions and Modifications

                  5.4.1 Essentus reserves the right to make substitutions and modifications to the Software that do not materially adversely affect the performance of the Software.

         5.5      Taxes

                  5.5.1 Licensee shall pay or reimburse Essentus upon demand for any and all applicable state, federal, and/or local taxes howsoever designated arising from or based upon the fees charged by Essentus including any sales and/or use tax, value added tax, property tax, (excluding only taxes based on Essentus's taxable income) and related interest and penalties, if any, imposed by any taxing authority at any time.

         5.6      Confidentiality

                  5.6.1 Essentus and Licensee agree to treat and to cause Essentus Employees and auditors and Licensee's Employees and auditors respectively to treat as confidential any and all information which they may communicate to one another from time to time during the term of this Agreement regarding the conduct of their respective businesses including but not limited to the terms and conditions of this Agreement and any Addendum, Amendment, Exhibit, Schedule and documentation thereto and each of Essentus and Licensee undertakes not to use for itself or disclose any such information to any other person, firm or corporation.

         5.7      Essentus Employees

                  5.7.1 Licensee agrees not to hire, directly or indirectly, any Essentus Employees during the term of this Services Agreement or for a period of one year after the last work is completed under this Agreement. If Licensee does employ, either directly or indirectly any such individual, then in order to compensate Essentus for the costs of training and acquiring such personnel, Licensee agrees to pay to Essentus a fee equivalent to one year compensation of the Essentus Employees so hired. Such sum will be by way of liquidated damages and shall be due and payable upon the termination of such person's employment or service with Essentus.

         5.8      Binding Effect

                  5.8.1 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors, executors, administrators and permitted assigns.

6.       WARRANTIES AND LIMITATIONS OF ESSENTUS LIABILITY

         6.1      Specific Warranties and Limitation of Warranties

                  6.1.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 6, ESSENTUS MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE FOLLOWING WARRANTIES ARE IN LIEU OF THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

                  6.1.2 Essentus cannot guarantee a specific result, an error free system or a specific cost saving. Essentus does not warrant that the operation of the Software will be uninterrupted or error free or that all software errors will be corrected. Licensee agrees to assume these risks as to the result including the responsibility for testing and implementing the Software.

                  6.1.3 In the event that during the Warranty Period any Modified Software errors shall appear, provided such program errors are a deficiency of the Modified Software to perform materially in accordance with the Modified Software Specifications, Essentus will use commercially reasonable efforts to correct any such deficiencies in the Modified Software.

                  6.1.4 Essentus does not warrant the Software against faulty performance due to operator errors, power failures, file overflows, equipment malfunctions, failure of operating systems, failure of compilers or interpreters, failure of utilities or of software not authored (written) by Essentus or any other causes beyond the reasonable control of Essentus. Licensee shall pay Essentus's standard rates for services performed by Essentus to correct such data and/or program defects.

--------------------------------------------------------------------------------
                                                                    Page 3 of 10

                  6.1.5 The responsibility of Essentus under this Agreement shall be limited to commercially reasonable efforts to correct defects in the Modified Software if informed of defects by Licensee during the Warranty Period. Any claim by Licensee that a defect exists in the Modified Software shall not excuse Licensee from the performance of its obligations under this Agreement.

                  6.1.6 ESSENTUS DISCLAIMS ANY AND ALL LIABILITY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE INCURRED BY LICENSEE OR ANY THIRD PARTY ARISING OUT OF THE USE OR OPERATION OF THE SOFTWARE PROVIDED TO LICENSEE WHETHER IN AN ACTION FOUNDED IN CONTRACT, TORT OR OTHERWISE, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS ADVISED ESSENTUS OF THE POSSIBILITY OF SUCH DAMAGES. ESSENTUS'S LIABILITY FOR DAMAGES HEREUNDER FOR ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE AMOUNTS RECEIVED FROM LICENSEE WITH RESPECT TO THE PARTICULAR SOFTWARE MODULE WHICH GIVES RISE TO THE LIABILITY OR IN THE AGGREGATE, THE AMOUNTS RECEIVED BY ESSENTUS FOR THE MODIFIED SOFTWARE. THE FEES PROVIDED FOR THIS AGREEMENT REFLECT THE ALLOCATION OF RISKS AND THE LIMITATION OF LIABILITY SPECIFIED HEREIN WHICH BOTH PARTIES HEREBY AGREE TO.

                  6.1.7 If Licensee without the consent of Essentus makes any modifications to the Software or any deviations from the operating instructions, all warranties set forth herein cease immediately. In addition, Essentus's support as contracted for separately shall only apply to unaltered or original Software as may be modified or altered only by Essentus.

                  6.1.8 Essentus warrants that it is the owner of the Software and has the right to License the Software to Licensee (subject to the rights of Third Party Software suppliers). Licensee shall give Essentus prompt notice of any claims that the Software infringes any patent, copyright or trade secret ("Infringement Claim"). If so notified, Essentus shall, at its expense, defend any action brought against Licensee to the extent that it is based on an Infringement Claim arising from Licensee's use of the Software within the scope of this Agreement. In the event that the Software becomes, or in Essentus's opinion is likely to become, the subject of an Infringement Claim, Essentus may either

                           6.1.8.1 procure for Licensee the right to continue using the Software free from any such claims;

                           6.1.8.2 replace or modify the Software to make the Software non-infringing, or

                           6.1.8.3  if neither 6.1.8.1 or 6.1.8.2 is
                           commercially reasonably available to Essentus, require Licensee to discontinue using the infringing Software upon thirty (30) days written notice provided Essentus refunds to Licensee the then present value of all amounts paid by Licensee with respect to the infringing Software, as amortized over a forty-eight (48) month life.

                  If the Infringement Claim relates only to Third Party Software not licensed through Essentus, Essentus shall have no liability whatever as regards such Third Party Software.

                  The foregoing states Essentus's entire liability with respect to any Infringement Claim.

                  6.1.9    Essentus does not represent or warrant that:

                           6.1.9.1 The Essentus Software remedies Year 2000 compliance issues that may otherwise affect Licensee's computer or information systems; or


                           6.1.9.2 The services described in the Agreement can be provided in time to resolve or remedy Year 2000 compliance issues that may currently be affecting some of Licensee's computer or information systems.

                  Licensee assumes this risk associated with 6.1.9.1 and 6.1.9.2 above and full responsibility for ensuring that an alternative plan is in place in the event that the Essentus Software is not functional on Licensee's system in time for potential Year 2000 related issues.

7.       TERMINATION

         7.1      Events Giving Rise to Termination


--------------------------------------------------------------------------------
                                                                    Page 4 of 10

         7.1.1 Either party may immediately terminate this Agreement and shall have no further obligations to the other party under this Agreement other than the obligations of Licensee to make all payments contemplated hereby to Essentus, if any one of the following events shall have occurred and provided such termination is permitted by law.

                  7.1.1.1 A party shall fail to observe or perform any material covenant or agreement contained in this Agreement and such party does not cure such failure within the one hundred and twenty (120) day period after written notice thereof has been given to that party by the other party;

                  7.1.1.2  The other party:

                           7.1.1.2.1 is dissolved;

                           7.1.1.2.2 becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due;

                           7.1.1.2.3 makes a general assignment, arrangement or composition with or for the benefit of its creditors;

                           7.1.1.2.4 institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidation of such other party and, in the case of any such proceedings or petition instituted or presented against it, such proceeding or petition

                                    a)  results in a judgement of insolvency or
                                    bankruptcy or the entry of an order for relief or the marking of an order for the winding-up or liquidation of such other party, or

                                    b)  is not dismissed, discharged, stayed or
                                    restrained in each case within thirty (30) days of the institution or presentation thereof;

                           7.1.1.2.5 has a resolution passed for its winding-up or liquidation;

                           7.1.1.2.6 seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any other event described in this Section 7.1.1.2.6 has occurred and is continuing;

                           7.1.1.2.7 has any event occur to it with respect to such other party which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in Sections 7.1.1.2.1 to
                           7.1.1.2.6. (inclusive); or

                           7.1.1.2.8 takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

         7.2 In the event Licensee fails to make any payment pursuant to the Agreement, Essentus may suspend or terminate this Agreement.

         7.3      Upon termination of this Agreement by Essentus pursuant to
         Article 7, Licensee shall discontinue all use of, and promptly return all copies of the Software and Documentation in Licensee's possession.

         7.4 Notwithstanding any termination of this Agreement, the following Sections shall continue to apply: Sections 4.1.1, 5.7.1,
         5.8.1 and Article 6.

8.       MISCELLANEOUS

         8.1      Notice

                  8.1.1 Any notice or other communication required or permitted in this Agreement shall be in writing and shall be given by certified mail or in person to the address set forth on the cover page of this Agreement.


--------------------------------------------------------------------------------
                                                                    Page 5 of 10

         Such notice shall be deemed effective on the day of delivery, if delivered in person, or on the third day after being placed into the mails if given by certified mail.

         8.2      Integration

                  8.2.1 This Agreement, including the Exhibits and schedules hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior proposals, negotiations, conversations, discussions, and agreements between the parties concerning the subject matter hereof. Nothing herein shall be deemed to contradict or modify the Essentus Software License Agreement previously executed between the parties.

         8.3      Conflict and Exhibits

                  8.3.1 Except as otherwise provided, in the event of a conflict between the provisions of any Exhibit or schedule and the provisions set forth in the body of this Agreement, the provisions of the body of this Agreement shall prevail, unless the Exhibit specifically indicates that the provision in the Exhibit should control and such Exhibit is signed by both parties.

         8.4      Amendments

                  8.4.1 No amendment, modification, termination or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be set forth on a separate document in writing, executed by authorized representatives of both parties, and then such waiver or consent shall be effect only in the specific instance and for the specific purpose for which given.

         8.5      Applicable Law

                  8.5.1 This Agreement shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Rather this Agreement shall be governed by the laws of the State of New York. Subject to Section 7.6. Any legal proceedings arising out of or relating to this Agreement shall be brought in the state courts located in Manhattan County or in the federal district courts for the Southern District of New York.

         8.6      Arbitration

                  8.6.1 Any controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration before an arbitrator agreed upon by the parties, or if the parties cannot agree upon an arbitrator within thirty (30) days, to three arbitrators selected by the American Arbitration Association. Notwithstanding the foregoing, however, the parties agree that either party may seek injunctive or similar indirect relief pending such arbitration from any court of competent jurisdiction as may be appropriate. The site of the arbitration shall be New York, New York, and the arbitration shall be conducted under the rules then prevailing of the American Arbitration Association. The arbitrators may award attorney's fees and costs as part of the award. The award of the arbitrators shall be binding and may be entered as a judgement in any court of competent jurisdiction.

         8.7      Invalidity

                  8.7.1 If any provision or portion of this Agreement is held to be invalid under any applicable statute or rule of law it is to that extent to be deemed to be severable and omitted and the remainder of this Agreement shall continue in full force and effect.

         8.8      Waiver

                  8.8.1 No waiver of any breach of this Agreement shall operate as a waiver of any similar subsequent breach or any breach of any other provision of this Agreement.

         8.9      Force Majeure



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                                                                    Page 6 of 10

                  8.9.1 Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, riots, civil disturbances, accidents, fire, explosions, earthquakes, floods, the elements, strikes, lockouts, labor disturbances, shortages of suitable parts, labor or transportation, delays caused by suppliers, telecommunications, courier or postal failure or interruption or any other cause beyond the reasonable control of such party

         8.10     Export

                  Licensee shall not export or re-export the Software or Documentation except in compliance with United States export laws and regulations.


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                                                                    Page 7 of 10

                                                                    EXHIBIT 1.10



                        MODIFIED SOFTWARE SPECIFICATIONS

LICENSEE:   McNaughton Apparel Group Inc.




                                                        Initials
                                             -----------------------------------

                                             -----------------------------------


--------------------------------------------------------------------------------
                                                                    Page 1 of 1

                                                                   EXHIBIT 2.3.1



                     SOFTWARE SPECIFICATIONS APPROVAL LETTER

Dear

We have examined the System Design Specifications dated _______________________ and hereby confirm that all the specifications meet the requirements of ____________________________________ . It is understood that changes to the specifications could result in additional systems design and programming charges.

SIGNED:
       ------------------------------------
         McNaugton Apparel Group Inc.

DATE:
            -----------------------------



                                                         Initials
                                               ------------------------------

                                               ------------------------------




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                                                                    Page 1 of 1

                                   SCHEDULE 1
                                  PAYMENT TERMS

1) Essentus charges for Services described herein will be on a time and material basis at the following daily rates based on an eight hour day:


                                                                  Regular Per Diem                 Discount Per Diem
                                                                  ----------------                 -----------------
            Project Manager                                          $2,400                             $2,360
            Lead Analyst                                             $2,400                             $2,200
            Intermediate Business Analyst                            $1,800                             $1,400
            Senior Technical Analyst                                 $1,800                             $1,800
            Data Base Administrator                                  $2,200                             $2,200
            Training                                                 $2,400                             $2,000
            Lead Business Analyst                                    $2,400                             $2,400
            Senior Business Analyst                                  $2,200                             $2,200
            Business Analyst                                         $1,200                             $1,200
            Technical Analyst                                        $1,600                             $1,600
            Software Development Manager                             $1,800                             $1,800
            Senior Software Developer                                $1,600                             $1,600
            Intermediate Software Developer                          $1,400                             $1,400
            Software Developer                                       $1,200                             $1,200
            Technical Installation Analyst                           $1,600                             $1,600
            Executive                                                $2,800                             $2,800


         These rates are valid through December 31, 2000, and are subject to change on an annual basis.

2)       Training Services

         Essentus offers education classes per the Essentus Course Catalog.

         a)  Training conducted at a Essentus site                                            $350 per student per day

         b)  Training conducted at client site                                                          $2,400 per day
                                                                                                 (for first 8 students)
                                                                                               $250 per each additional
                                                                                                    student (maximum 12)

         c)  Special Training

                        Audience                                 Days Needed        Full Rate         Discount Rate
                        --------                                 -----------        ---------         -------------
                        Technical Staff - Data Model                    2           $ 4,800            $ 4,000  (REQUIRED TRAINING)
                        Technical Staff - SQL                           4           $ 9,600            $ 8,000  (Optional Training)
                        Technical Staff - PL/SQL                        3           $ 7,200            $ 6,000  (Optional Training)
                        All - Oracle Overview                           2           $ 4,800            $ 4,000  (Optional Training)
                        Management - Team Building,
                        Customer Service                                5           $12,000            $10,000  (Optional Training)


3) The rates herein are valid through December 31, 2000, and are subject to change on an annual basis.

4) Any specific additional requests of McNaughton Apparel Group Inc. for other Essentus Services will be set out in a separate schedule to this
         Schedule 1 and will be detailed thereon as to cost and payment terms.

5) Out-of-pocket travel and other disbursements will be charged monthly as incurred and are payable monthly upon receipt of invoice.

6)       All applicable taxes will be added to the above amounts.



                                                           Initials
                                                -------------------------------

                                                -------------------------------

                                    ADDENDUM

ADDENDUM TO THE SOFTWARE LICENSE AGREEMENT (THE "LICENSE AGREEMENT") AND TO THE ESSENTUS SERVICES AGREEMENT (THE "SERVICES AGREEMENT") BETWEEN ESSENTUS INTERNATIONAL INC. ("ESSENTUS") AND MCNAUGHTON APPAREL GROUP INC. ("LICENSEE"), HAVING THE EFFECTIVE DATE OF MAY 24, 2000. THIS ADDENDUM IS INCORPORATED INTO AND MADE PART OF THE LICENSE AGREEMENT AND SERVICES AGREEMENT AS OF THE SAID EFFECTIVE DATE.

License Agreement
-----------------

The License Agreement is hereby amended as follows:

1)  Section 1 is hereby amended as follows:

    i) In subsection 1.5, in the definition of "Grace Period", replace the reference to "thirty (30) days" with a reference to "sixty (60) days".
    ii) In subsection 1.10, add the following words at the end of the definition of "Software": ",as updated and corrected from time to time."

2) Section 2.1.2 is hereby deleted and replaced with the following:

     "2.1.2 Essentus does not represent or warrant that:

           2.1.2.1 The Essentus Software remedies Year 2000 compliance issues that, independent of the Essentus Software, may otherwise affect Licensee's computer or information systems; or
           2.1.2.2 Any of the services to the Essentus Software described in
                   2.1.1 above can be provided to resolve or remedy Year 2000 compliance issues that may be affecting some of Licensee's current computer or software information systems.

           Licensee assumes the entire risk associated with 2.1.2.1 and 2.1.2.2 above and assumes full responsibility for ensuring that an alternative plan is in place in the event that the Essentus Software is not functional on Licensee's system due to Year 2000 related issues.

      2.1.3 Subject to Section 2.1.2, Essentus represents that the Essentus Software will accurately process 4 digit date information, excluding any data which is produced independent of the Essentus Software, whether by any other software, firmware or hardware."

3) In Section 3.1.1, second sentence, delete and replace the words "Upon delivery of the Software to common," with the words "Upon delivery of the Software to Licensee,".

4) In Section 3.4.3, delete and replace the second sentence with the following:
   "Licensee's use of the Software shall be subject to audit by Essentus on reasonable notice to Licensee and Licensee shall provide to Essentus such assistance and records as Essentus" may reasonably request to conduct such audit."

                                                             Initials
                                                            [SIG][SIG]

5) In Section 4.1.1, delete and replace the first sentence with the following:
   "Essentus recommends and Licensee acknowledges that for each new application of the Software being implemented, Licensee's existing system should be run in parallel until such time that Licensee's management is satisfied with the accuracy of the new system, and that it is Licensee's entire responsibility to conduct and manage such parallel run(s)."

6) In Section 5.1.3, second sentence, add the following words after the words "commercially reasonable efforts":"as soon as is practicable".

7) In Section 5.1.9.2, add the following closing words: "provided that the replaced or modified software shall have functionality which is substantially similar to the infringing Software."

8) In Section 5.1.9.3, replace the word "present" with the word "unamortized", and the reference to "forty-eight (48) month" with a reference to "sixty (60) month".

9) In Section 6.1.1.1, add the following words: "provided that following any such termination by Licensee, Licensee shall not be required to make any further payments on account of the License fees contemplated hereby."

10) The following is added as new Section 7.12:

          "7.12 Source Code Escrow
                ------------------

          Essentus agrees to deposit in escrow the source code for the Essentus Software delivered under this Agreement pursuant to a Software Escrow Agreement acceptable to the parties to be concluded forthwith. All costs and expenses of maintaining the source code escrow shall be borne by Licensee. The Escrow Agreement shall provide that Licensee shall be entitled to access the escrowed source code for its own internal use only following termination of the License Agreement by Licensee pursuant to Sections 6.1.1.2.1, 6.1.1.2.4 or 6.1.1.2.5, as a result of the business failure of Essentus. In the event that either party terminates the License Agreement for any reason other than pursuant to any of the aforesaid Sections, the Software Escrow Agreement shall immediately terminate and the escrowed source code shall be immediately returned to Essentus."

11) Without limiting the generality of Section 7.11 of the License Agreement, Licensee agrees that Essentus may issue a press release announcing the Software License Agreement made between Licensee and Essentus and selected particulars (excluding financial terms). Furthermore, Licensee agrees to host up to 5 site visits by Essentus and prospective licensees from time to time following implementation of the Essentus Software, it being understood that each such visit would occur during Licensee's regular business hours following prior notice from Essentus of not less than 2 business days.

                                                                     Initials
                                                                    [SIG][SIG]

Services Agreement
------------------

The Services Agreement is hereby amended as follows:

12) The following paragraph is added to Section 2.3.1:

"Essentus agrees that the Modified Software Specifications shall include its estimate of the labour cost of providing the related services. Essentus undertakes to advise Licensee as soon as it becomes aware that it has reached 75% of such estimate. In the event that Essentus exceeds such estimate by more than 20%, any services thereafter provided by Essentus to complete the project in accordance with the unmodified Modified Software Specifications shall be invoiced to Licensee at Essentus' direct labour cost.

13) Section 4.4.1, together with the related Schedule, are hereby deleted.

14) Sections 1.6, 1.14, 6.1.9, 4.1.1, 4.4.3, 5.2.1, 6.1.3, 6.1.8.2, 6.1.8.3 and
    7.1.1.1 of the Services Agreement be and they are hereby amended such that the said sections contain amendments which are identical to those made by this Addendum to corresponding Sections 1.5, 1.10, 2.1, 3.1.1, 3.4.3, 4.1.1, 5.1.3, 5.1.9.2, 5.1.9.3 and 6.1.1.1 of the License Agreement.

General
-------

15) Where not otherwise in this Addendum, capitalized terms used herein shall have the meaning set forth in the License Agreement or the Services Agreement, as the case may be.

16) All other terms and conditions of the License Agreement and the Services Agreement shall be and remain in full force and effect.


ESSENTUS INTERNATIONAL INC.                   McNAUGHTON APPAREL GROUP INC.

By: /s/ [SIG]                                 By: /s/ [SIG]
   -------------------------                     ---------------------------

Name: /s/ SCOTT D. MILLER                     Name:    [SIG]
     -----------------------                       -------------------------
          GENERAL COUNSEL

Title:                                        Title:  VP, CFO, SEC'Y & TREAS.
      ----------------------                        ------------------------

Date: May 24, 2000                            Date: 5/24/00
     -----------------------                       -------------------------